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                                                                   Exhibit 10.13


                         LEASE MODIFICATION AGREEMENT
                         ----------------------------

     This Lease Addendum and Modification Agreement (hereinafter referred to as "the Modified Lease") is made this 23rd day of June, 1998, by and between Blue II LLC (hereinafter referred to as "Landlord") and Frederick Brewing Company, a Maryland corporation, (hereinafter referred to as "Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated July 17, 1996 (hereinafter referred to as "Lease") for the rental of the Blue Ridge Brewery Building located at 4607 Wedgewood Boulevard, Frederick, MD 21703 (formerly Lot 13 at Wedgewood Business Park); and

     WHEREAS, the rent set forth in the Lease needs to be modified to reflect an increase in the interest charged by the Landlord's lender and for the possibility of exercising the Tenant's option to purchase; and

     WHEREAS, the option to purchase set forth in the Lease needs to be modified to allow for the possible assignment of partial rent proceeds towards the purchase;

     WHEREAS, Tenant acknowledges that it desires, requests and freely agrees to this Lease Modification after consultation with its board of directors and counsel;

     NOW, THEREFORE, WITNESSETH:

     The Undersigned, being all of the parties to said Lease, do hereby agree, for good and valuable consideration, the receipt of which is hereby acknowledged, to the following modifications:

     I. Sections 4A, 4B and 4C of the Lease shall be deleted in their entirety and replaced with the following:
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     4A.  (i)  $17,857.14 (Landlord's equal monthly principal curtailments of
$3,000,000.00 loan over a 14-year period), or (ii) such other principal amounts as may be applicable, from time to time, if Landlord's loan is modified, adjusted or refinanced or defaulted and Tenant consents to such modification, adjustment or refinancing and such default, if any, is not the result of any act, omission or condition of Tenant;

     4B. (i) Interest on the unpaid principal balance of such loan (on a declining basis) which shall be equal to the prime rate announced from time to time by First Union Bank, N.A., plus one and one-half percent (1.5%) annually beginning on July 1, 1998, which can be adjusted up or down by First Union Bank, N.A. (the successor to Signet Bank) or any assignee of said lender including, but not limited to, FCNB Bank (the potential assignee from First Union, N.A.), or (ii) such other rate and terms as may be applied from time to time if such loan is modified, adjusted, refinanced or defaulted, and Tenant consents to such modification, adjustment, refinancing and such default, if any, is not the result of any act, omission or condition of Tenant; provided that, if Tenant
                                                    -------------
does not consent to such modification, adjustment or refinancing, Landlord may nevertheless modify, adjust or refinance so long as Tenant's obligations to Landlord under the lease are not increased;

     4C. Eleven Thousand Two Hundred Fifty Dollars ($11,250.00) per month of which Eight Thousand Two Hundred Fifty Dollars ($8,250.00) per month shall be credited to the Tenant for the next twelve (12) months beginning June 1, 1998 towards the option to purchase amount as modified below in the event the Tenant purchases the property or the membership interest of the Seller.

     II.  Section 39 (Purchase Option) shall be modified and amended as follows:

                                       2
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     A.     Beginning on the sixty (6th) line after "...following the" delete
"sixth (6th)" and insert "second (2nd)".

     B.     Delete "sixth (6th)" on the ninth (9th) line and insert "second
(2nd)".

     C. Beginning on the thirteenth (13th) line after "The executed Contract of Sale may...", delete the word "not".

     D. Delete the eighteenth (18th) line starting with "If Tenant" through the end of the sentence on the twenty-second (22nd) line.

     III.   Exhibit C to the Contract shall be modified and amended as follows:
            A new paragraph shall be added;

     Section 12.

     Notwithstanding anything in the Contract to the contrary, Purchaser shall have the right to purchase the Seller's membership interest in their LLC anytime after the first anniversary of the Modified Lease (June 30, 1999) for the sum of Three Hundred Fifty Thousand Dollars ($350,000.00) plus assuming the existing financing and related guarantees. In the event the Tenant chooses to exercise this option, then in that event, the Landlord shall credit the sum of Eight Thousand Two Hundred Fifty Dollars ($8,250.00) per month of the rent paid times the number of months from July 1, 1998 through their settlement date, which must occur on or before June 30, 1999 (i.e., Purchase of membership interest June 30, 1999; $8,250.00 x 12 months = $100,000.00; $350,000.00 purchase price of membership interest minus $100,000.00 rent credit = $250,000.00 remaining payment).

     IV. The Lease Modification will remain in full force and effect upon the refinancing of Landlord's mortgage loan on terms substantially similar to those set out in the FCNB term

                                      3
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sheet dated April 28, 1998, including the proposed reduction in the interest rate to 1.25% above the Wall Street Journal's published Prime Rate. Landlord will agree to execute such documents as may be required to effect such a refinancing without further modifications of the lease or other concessions by either Tenant and its individual officers or directors, or Landlord and its guarantors.

     V. The remaining provisions of the Lease shall remain in full force and effect.

                                         LANDLORD:  BLUE II LLC



                                         By:  /s/ Edward D. Scott
                                            -------------------------

                                         TENANT:  FREDERICK BREWING CO.



                                         By:  /s/  Kevin E. Brannon
                                            -------------------------
                                            Chairman


STATE OF MARYLAND   :
                    :
COUNTY OF           :

     I HEREBY CERTIFY that on this 25th day of June, 1998, before me, the subscriber, a notary public of the above state and county, personally appeared Edward D. Scott, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing Lease Modification Agreement, who acknowledged himself to be the Managing Member of Blue II, LLC, and that he being authorized to do so, executed the foregoing Lease Modification Agreement for the purposes therein contained.




                                            /s/  Notary Public's Signature
                                            ------------------------------
                                            Notary Public

                                            My Commission Expires:  8/26/01

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STATE OF MARYLAND

COUNTY OF FREDERICK

       I HEREBY CERTIFY that on this 23rd day of June, 1998, before me, the subscriber, a notary public of the above state and county, personally appeared Kevin E. Brannon, known to me or satisfactorily proven to be the person who name is subscribed to the foregoing Lease Modification Agreement, who acknowledged himself to be the Chairman of Frederick Brewing Co., and that he being authorized to do so, executed the foregoing Lease Modification Agreement for the purposes therein contained.


                                         /s/  E. Markey
                                         --------------------------
                                         Notary Public

                                         My Commission Expires: 6/13/99

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